Exhibit 23.1

DARYL R. GAUMER	P.O. Box 200914; Austin, Texas
Phone: (512) 345-9491

CONSENT OF

INDEPENDENT PROFESSIONAL PETROLEUM ENGINEER

I hereby consent to the use in this Registration Statement on Form 10 of my reports dated June 4, 2004 and February 20, 2003 relating to the oil and gas reserve information as of December 31, 2003 and 2002 on the assets of Energytec, Inc., and to the reference to me under the caption “Experts” in the Registration Statement.

/s/ Daryl R. Gaumer
Daryl R. Gaumer, P. Eng.

Austin, Texas

August 16, 2005